UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 16, 2016

PACIFIC GREEN TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54756	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5205 Prospect Road, Suite 135-226, San Jose, CA	95129
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 538-3373

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On February 16, 2016, our auditors, Saturna Group Chartered Professional Accountants LLP, notified us that it believed there was an error in our consolidated financial statements as at September 30, 2015 relating to a late consulting fees invoice that was not recorded.

Management further discussed the matter with Saturna Group Chartered Professional Accountants LLP and both parties agreed that the above was not appropriately accounted for and the Company determined that the effect of such misstatement was material. As a result, we decided to restate the unaudited consolidated financial statements for the quarterly period ended September 30, 2015 filed on Form 10-Q (the “Report”). The consolidated financial statements included within the Report noted above should no longer be relied upon.

Our company plans to file amendments to the Report for the quarterly period ended September 30, 2015 in order to accurately restate our previously filed financial statements by February 22, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC GREEN TECHNOLOGIES INC.

/s/Neil Carmichael
Neil Carmichael
President and Director
Date February 22, 2016